Exhibit 10.63
Executive Park West I
4718 Gettysburg Rd.
Mechanicsburg, PA 17055
Sixth Addendum to Lease Agreement
This Sixth amendment is made as of the 25th day of April, 2008, by and between Old Gettysburg Associates, , a (“Landlord”), and Select Medical Corporation, a Delaware Corporation (“Tenant”).
BACKGROUND:
A.	Landlord and Tenant are parties to that certain Office Lease Agreement dated May 18, 1999 (as amended by the First, Second, Third, Fourth, Fifth addendum thereto, the “Lease”) pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 12,225 rentable square feet of space in the building located at 4718 Gettysburg Road, Mechanicsburg, Pennsylvania. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

B.	Landlord and Tenant now desire to amend the Lease as hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound hereby, Landlord and Tenant agree as follows:
Effective as of April 25, 2008 the following terms contained in the Basic Lease shall be amended as follows:
1.	The term of the 4,635 RSF that is Suite 109 (now known as Suite 101-102 data Center) in the original lease dated May 18, 1999 shall be extended to January 31, 2023.
All other terms and conditions contained in the Lease and not amended hereby remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this sixth amendment to be duly executed.

Landlord: Old Gettysburg Associates

WITNESS:	/s/ Molly Fidler	By:	/s/ John Ortenzio

Select Capital Commercial Properties, Inc. John Ortenzio, President Agent for Owner

Tenant: Select Medical Corporation

ATTEST:	Illegible	By:	/s/ Michael E. Tarvin

Name:	Michael E. Tarvin	Title:	Executive Vice President